UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

Horsehead Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(Address of principal executive offices, including zip code)

724-774-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On February 2, 2016, Horsehead Holding Corp. (the “Company”) and its direct and indirect wholly-owned subsidiaries Horsehead Corporation, Horsehead Metal Products, LLC, The International Metals Reclamation Company, LLC and Zochem Inc. (together with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On the same date, Zochem Inc., as foreign representative of the Debtors, commenced a proceeding under Part IV of the Companies’ Creditors Arrangement Act in the Ontario Superior Court of Justice (Commercial List) to recognize the Debtors’ Chapter 11 cases as a foreign main proceeding. The Company’s Chapter 11 case is being administered under the caption In re Horsehead Holding Corp., Case No. 16-10287. The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer all of the Debtors’ Chapter 11 cases under one caption. Subject to the approval of the Bankruptcy Court, the Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default under the following debt instruments (the “Debt Instruments”):

1.	Credit Agreement, dated as of June 30, 2015, by and among Horsehead Corporation, The International Metals Reclamation Company, LLC and Horsehead Metal Products, LLC, the lenders from time to time party thereto, and Macquarie Bank Limited, as administrative agent and sole arranger (as amended or supplemented from time to time);

2.	Revolving Credit and Security Agreement, dated as of April 29, 2014, by and among Zochem Inc., the Company, as guarantor, and PNC Bank, National Association, as agent and lender (as amended or supplemented from time to time);

3.	Credit Agreement, dated as of August 28, 2012, by and among Horsehead Corporation, Banco Bilbao Vizcaya Argentaria, S.A., and the Company, as guarantor (as amended or supplemented from time to time);

4.	3.80% Convertible Senior Notes due 2017, issued pursuant to the Indenture, dated as of July 27, 2011, between the Company and U.S. Bank National Association, as trustee (as amended or supplemented from time to time);

5.	10.50% Senior Secured Notes due 2017 (the “Senior Secured Notes”), issued pursuant to the Indenture, dated as of July 26, 2012, by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent (as amended or supplemented from time to time);

6.	9.00% Senior Notes due 2017, issued pursuant to the Indenture, dated as of July 29, 2014, by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (as amended or supplemented from time to time) (the instruments listed in (1) through (6), the “Accelerated Debt Instruments”);

7.	Loan Agreement related to the New Markets Tax Credit Program, dated as of May 29, 2009, by and between Horsehead Zinc Recycling, LLC and Banc of America CDE III, LLC, as lender (as amended or supplemented from time to time); and

8.	Loan Agreement related to the New Markets Tax Credit Program, dated as of May 29, 2009, by and between Horsehead Zinc Recycling, LLC and CCM Community Development IV LLC, as lender (as amended or supplemented from time to time) (the instruments listed in (7) and (8), the “NMTC Loans”).

The Accelerated Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. The NMTC Loans provide that as a result of the Bankruptcy Petitions, the lenders at their option, may declare the principal and interest due thereunder immediately due and payable.

Any efforts to enforce payment obligations under the Debt Instruments against the Debtors are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01.	Regulation FD Disclosure.

Cleansing Materials

On February 2, 2016, the Company announced that it has been engaged in confidential discussions with certain holders of its Senior Secured Notes (collectively, the “Secured Noteholders”) regarding a potential refinancing or restructuring of the Company’s debt and the potential entry into a debtor-in-possession credit facility (the “DIP Facility”). In that connection, pursuant to non-disclosure agreements (“NDAs”), the Company provided certain confidential information to the Secured Noteholders (the “Discussion Materials”) and finalized a term sheet (the “Term Sheet”) containing the principal terms of a potential DIP Facility. The Term Sheet reflects a non-binding proposal by the Secured Noteholders, and remains subject to ongoing negotiation. The Company intends to continue negotiating the terms of the potential DIP Facility, which would ultimately be subject to approval of the Secured Noteholders and the Bankruptcy Court. The final terms of the DIP Facility may differ from those included in the Term Sheet.

Pursuant to the NDAs, the Company agreed to publicly disclose the Discussion Materials and the Term Sheet. The NDAs expired at 12:00 a.m. EST on February 2, 2016 pursuant to their terms. Copies of the Discussion Materials and the Term Sheet are furnished hereby as Exhibits 99.1 and 99.2, respectively.

Any operational information, financial projections, forecasts, budgets or design modifications with respect to the Company’s operations, including its Mooresboro, North Carolina facility (the “projections”), the milestones regarding the Chapter 11 cases included in the Discussion Materials, and the terms included in the Term Sheet were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the information in the Discussion Materials or in the Term Sheet should not be regarded as an indication that the Company or its affiliates or representatives consider the Discussion Materials or the Term Sheet to be a reliable prediction of future events, and the Discussion Materials and the Term Sheet should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the projections, and none of them undertakes any obligation to publicly update such information to reflect circumstances existing after the date when the information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Press Release

On February 2, 2016, the Company issued a press release announcing the filing of the Bankruptcy Petitions, as described above in Item 1.03. The press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included in this Current Report on Form 8-K and the exhibits furnished herewith constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions, strategies, future operating and financial performance, and the Company’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s reports filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Discussion materials provided by Horsehead Holding Corp. in connection with discussions with Secured Noteholders.

99.2	Debtor-in-Possession Facility Term Sheet.

99.3	Horsehead Holding Corp. Press Release dated February 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 2, 2016	HORSEHEAD HOLDING CORP.

	By:	/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Financial Officer

5